Exhibit 99.1

GOLDEN ENTERTAINMENT REPORTS 2021 SECOND QUARTER RESULTS

–Record quarterly revenue of $292 million, net income of $103 million and Adjusted EBITDA of $91 million
–All casino properties and distributed gaming operations achieved the highest quarterly Adjusted EBITDA in our history
–Received $60 million cash payment from Caesars Entertainment in July; may receive up to an additional $15 million based on the potential sale value of William Hill’s UK business
–Repaid over $50 million of debt in the quarter; cash balance of $213 million including the payment from Caesars Entertainment

LAS VEGAS – August 5, 2021 – Golden Entertainment, Inc. (NASDAQ: GDEN) (“Golden Entertainment” or the “Company”) today reported financial results for the second quarter ended June 30, 2021.
Blake Sartini, Chairman and Chief Executive Officer of Golden Entertainment, commented, “Our second quarter operating results demonstrated improvement over our first quarter, as we generated record quarterly levels of revenue, net income and Adjusted EBITDA. These results highlight strong levels of visitation and spend at all of our properties, including The STRAT, combined with the margin improvement we have sustained over the last twelve months.
“During the quarter, we deployed cash generated from operations to repay over $50 million of outstanding debt obligations including $47 million of our term loan. After the quarter ended, we received a $60 million cash payment from Caesars Entertainment, Inc. (“Caesars”) related to their acquisition of William Hill and have the potential to receive up to an additional $15 million payment from Caesars depending on the sale value for William Hill’s UK business. We appreciate our longstanding relationship with William Hill and look forward to their continued operation of the sportsbooks in our Nevada casinos. After receiving the payment from Caesars, our pro forma LTM net leverage ratio is 3.8x and we expect to continue to reduce our leverage through the end of the year which will provide additional strategic flexibility and position us to return capital to our shareholders.”
Consolidated Results
The Company reported 2021 second quarter revenues of $292.5 million compared to $76.0 million for the second quarter of 2020. Net income for the second quarter of 2021 was $103.0 million, or $3.26 per fully diluted share, compared to a net loss of $78.6 million, or a loss of $2.80 per share, for the second quarter of 2020. Net income for the second quarter of 2021 includes $60.0 million, or $0.53 per fully diluted share, in other non-operating income recognized from the Caesars payment received after quarter end. Adjusted EBITDA was $91.0 million for the second quarter of 2021 compared to Adjusted EBITDA of ($5.5) million for the second quarter of 2020.
Casinos
Casino revenues were $170.8 million for the second quarter of 2021 compared to $39.4 million for the second quarter of 2020. Casino Adjusted EBITDA was $78.5 million compared to $1.9 million for the second quarter of 2020. Total Casino Adjusted EBITDA margin was 46% for the second quarter of 2021.

Distributed Gaming
Distributed Gaming revenues for the second quarter of 2021 were $121.4 million compared to $36.3 million in the second quarter of 2020. Distributed Gaming Adjusted EBITDA was $24.9 million compared to $0.9 million for the second quarter of 2020. Total Distributed Gaming Adjusted EBITDA margin was 21% for the second quarter of 2021.
Debt and Liquidity

Golden Entertainment paid down $53.4 million of debt obligations in the second quarter and as of June 30, 2021, total debt was approximately $1.1 billion, consisting primarily of $725 million in term loan borrowings outstanding under the Company’s existing credit facility and $375 million of senior unsecured notes. There are no outstanding borrowings under the Company’s $200 million revolving credit facility. As of June 30, 2021, the Company had cash and cash equivalents of $152.5 million and on July 14, 2021, the Company received a $60 million payment from Caesars in connection with their acquisition of William Hill plc, which is not included in the quarter end cash balance.
Investor Conference Call and Webcast
The Company will host a webcast and conference call today, August 5, 2021, at 4:30 p.m. Eastern Time, to discuss the second quarter 2021 results. The conference call may be accessed live over the phone by dialing (844) 465-3054 or for international callers by dialing (480) 685-5227. A replay will be available beginning at 7:30 p.m. Eastern Time today and may be accessed by dialing (855) 859-2056 or (404) 537-3406 for international callers; the passcode is 8559794. The replay will be available until August 8, 2021. The call will also be webcast live through the “Investors” section of the Company’s website, www.goldenent.com. A replay of the audio webcast will also be archived on the Company’s website, www.goldenent.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. In addition, forward-looking statements include statements regarding potential additional payments from Caesars relating to William Hill, the Company’s strategies, objectives and business opportunities; anticipated future growth and trends in the Company’s business or key markets; projections of future financial condition, operating results, income, capital expenditures, costs or other financial items, including anticipated future cash generation and resulting ability to reduce leverage and return capital to shareholders; and other characterizations of future events or circumstances as well as other statements that are not statements of historical fact. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause the actual results to differ materially include: the uncertainty of the extent, duration and effects of the COVID-19 pandemic and the response of governments; changes in national, regional and local economic and market conditions; legislative and regulatory matters (including the cost of compliance or failure to comply with applicable laws and regulations); increases in gaming taxes and fees in the jurisdictions in which the Company operates; the Company’s ability to realize the anticipated cost savings, synergies and other benefits of its casino and other acquisitions; litigation; increased competition; the Company’s ability to renew its distributed gaming contracts; reliance on key personnel (including our Chief Executive Officer, President and Chief Financial Officer, and Chief Operating Officer); the level of the Company’s indebtedness and its ability to comply with covenants in its debt instruments; terrorist incidents; natural disasters; severe weather conditions (including weather or road conditions that limit access to the Company’s properties); the effects of environmental and structural building conditions; the effects of disruptions to the Company’s information technology and other systems and infrastructure; factors affecting the gaming, entertainment and hospitality industries generally; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.
Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA, which measure the Company believes is appropriate to provide meaningful comparison with, and to enhance an overall understanding of, the Company’s past financial performance and prospects for the future. The Company believes Adjusted EBITDA provides useful information to both management and investors by excluding specific expenses and gains that the Company believes are not indicative of core operating results. Further, Adjusted EBITDA is a measure of operating performance used by management, as well as industry analysts, to evaluate operations and operating performance and is widely used in the gaming industry. Other companies in the gaming industry may calculate Adjusted EBITDA differently than the Company.
The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. Reconciliations of Adjusted EBITDA to net income (loss) are provided in the financial information tables below.
The Company defines “Adjusted EBITDA” as earnings before interest and other non-operating income (expense), income taxes, depreciation and amortization, impairment of goodwill and intangible assets, severance expenses, preopening and related expenses, gain or loss on disposal of assets, share-based compensation expenses, change in non-cash lease expense, change in fair value of derivative, and other non-cash charges. Adjusted EBITDA for a particular segment or operation is Adjusted EBITDA before corporate overhead, which is not allocated to each segment or operation. The Company defines “Preopening and related expenses” as labor, food, utilities, training, initial licensing, rent and organizational costs incurred in connection with the opening of tavern and casino locations.
About Golden Entertainment, Inc.
Golden Entertainment owns and operates gaming properties across two divisions – casino operations and distributed gaming. Golden Entertainment operates over 16,700 slots, 120 table games, and 6,200 hotel rooms. Golden Entertainment owns ten casino resorts – nine in Southern Nevada and one in Maryland. Through its distributed gaming business in Nevada and Montana, Golden Entertainment operates video gaming devices at over 1,000 locations and owns over 60 traditional taverns in Nevada. Golden Entertainment is also licensed in Illinois and Pennsylvania to operate video gaming terminals. For more information, visit www.goldenent.com.

Contacts
Golden Entertainment, Inc.	Investor Relations
Charles H. Protell	Richard Land
President and Chief Financial Officer	JCIR
(702) 893-7777	(212) 835-8500 or gden@jcir.com

Golden Entertainment, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Gaming	$204,957	$56,677	$381,957	$183,892
Food and beverage	44,938	10,168	78,742	51,715
Rooms	30,249	5,987	48,647	31,592
Other	12,323	3,142	22,817	15,932
Total revenues	292,467	75,974	532,163	283,131
Expenses
Gaming	106,805	35,231	203,177	113,343
Food and beverage	29,533	9,739	53,074	44,626
Rooms	12,383	4,586	21,993	18,541
Other operating	3,099	1,404	5,795	6,531
Selling, general and administrative	53,285	32,548	106,876	80,158
Depreciation and amortization	26,682	31,930	53,868	63,086
Loss on disposal of assets	610	702	819	1,291
Preopening expenses	109	9	229	114
Impairment of goodwill and intangible assets	—	21,411	—	27,872
Severance expenses	—	367	—	3,343
Total expenses	232,506	137,927	445,831	358,905
Operating income (loss)	59,961	(61,953)	86,332	(75,774)
Non-operating income (expense)
Other non-operating income	60,000	—	60,000	—
Interest expense, net	(16,169)	(16,407)	(32,217)	(35,153)
Change in fair value of derivative	—	—	—	(1)
Total non-operating income (expense)	43,831	(16,407)	27,783	(35,154)
Income (loss) before income tax provision	103,792	(78,360)	114,115	(110,928)
Income tax provision	(786)	(206)	(489)	(258)
Net income (loss)	$103,006	$(78,566)	$113,626	$(111,186)

Weighted-average common shares outstanding
Basic	28,621	28,072	28,421	28,001
Dilutive impact of stock options and restricted stock units	2,990	—	2,864	—
Diluted	31,611	28,072	31,285	28,001
Net income (loss) per share
Basic	$3.60	$(2.80)	$4.00	$(3.97)
Diluted	$3.26	$(2.80)	$3.63	$(3.97)

Golden Entertainment, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended June 30, 2021
	Casinos Segment		Distributed Gaming Segment		Corporate and Other	Consolidated
	Nevada Casinos	Maryland Casino	Nevada Distributed Gaming	Montana Distributed Gaming
Total Revenues	$149,534	$21,240	$94,536	$26,867	$290	$292,467

Net income	$49,661	$7,186	$17,202	$2,226	$26,731	$103,006
Other non-operating income	—	—	—	—	(60,000)	(60,000)
Depreciation and amortization	20,159	992	3,361	1,536	634	26,682
Change in non-cash lease expense	17	106	75	2	21	221
Share-based compensation	—	—	—	—	2,668	2,668
Loss (gain) on disposal of assets	179	—	433	(2)	—	610
Preopening and related expenses (1)	4	—	16	—	89	109
Other, net	65	—	—	—	696	761
Interest expense, net	126	5	64	—	15,974	16,169
Income tax provision	—	—	—	—	786	786
Adjusted EBITDA	$70,211	$8,289	$21,151	$3,762	$(12,401)	$91,012

	Three Months Ended June 30, 2020
	Casinos Segment		Distributed Gaming Segment		Corporate and Other	Consolidated
	Nevada Casinos	Maryland Casino	Nevada Distributed Gaming	Montana Distributed Gaming
Total Revenues	$36,305	$3,127	$23,554	$12,785	$203	$75,974

Net loss	$(44,487)	$(1,492)	$(4,960)	$(234)	$(27,393)	$(78,566)
Depreciation and amortization	24,273	1,071	4,097	1,805	684	31,930
Change in non-cash lease expense	18	112	16	4	20	170
Impairment of goodwill and intangible assets	21,411	—	—	—	—	21,411
Share-based compensation	—	—	—	—	1,756	1,756
Loss (gain) on disposal of assets	641	42	(11)	35	(5)	702
Preopening and related expenses (1)	—	—	(1)	—	10	9
Severance expenses	189	—	109	25	44	367
Other, net	—	48	41	—	28	117
Interest expense, net	90	1	9	1	16,306	16,407
Income tax provision	—	—	—	—	206	206
Adjusted EBITDA	$2,135	$(218)	$(700)	$1,636	$(8,344)	$(5,491)
(1)Preopening and related expenses consist of labor, food, utilities, training, initial licensing, rent and organizational costs incurred in connection with the opening of tavern and casino locations.

	Six Months Ended June 30, 2021
	Casinos Segment		Distributed Gaming Segment		Corporate and Other	Consolidated
	Nevada Casinos	Maryland Casino	Nevada Distributed Gaming	Montana Distributed Gaming
Total Revenues	$262,884	$37,340	$179,408	$51,904	$627	$532,163

Net income (loss)	$74,902	$10,949	$30,341	$4,097	$(6,663)	$113,626
Other non-operating income	—	—	—	—	(60,000)	(60,000)
Depreciation and amortization	40,506	1,991	6,858	3,253	1,260	53,868
Change in non-cash lease expense	48	212	351	5	44	660
Share-based compensation	—	—	—	—	5,673	5,673
Loss (gain) on disposal of assets	159	—	844	(184)	—	819
Preopening and related expenses (1)	4	—	16	—	209	229
Other, net	521	—	74	—	2,334	2,929
Interest expense, net	278	10	138	—	31,791	32,217
Income tax provision	—	—	—	—	489	489
Adjusted EBITDA	$116,418	$13,162	$38,622	$7,171	$(24,863)	$150,510

	Six Months Ended June 30, 2020
	Casinos Segment		Distributed Gaming Segment		Corporate and Other	Consolidated
	Nevada Casinos	Maryland Casino	Nevada Distributed Gaming	Montana Distributed Gaming
Total Revenues	$151,204	$16,198	$85,677	$29,646	$406	$283,131

Net (loss) income	$(48,918)	$1	$(4,086)	$(504)	$(57,679)	$(111,186)
Depreciation and amortization	47,947	2,110	8,082	3,685	1,262	63,086
Change in non-cash lease expense	50	223	8	5	45	331
Impairment of goodwill and intangible assets	27,872	—	—	—	—	27,872
Share-based compensation	—	—	—	—	4,002	4,002
Loss (gain) on disposal of assets	1,263	47	(31)	17	(5)	1,291
Preopening and related expenses (1)	225	—	(1)	—	115	339
Severance expenses	2,451	155	571	41	125	3,343
Other, net	47	48	238	—	141	474
Interest expense, net	334	2	23	2	34,792	35,153
Change in fair value of derivative	—	—	—	—	1	1
Income tax provision	—	—	—	—	258	258
Adjusted EBITDA	$31,271	$2,586	$4,804	$3,246	$(16,943)	$24,964
(1)Preopening and related expenses consist of labor, food, utilities, training, initial licensing, rent and organizational costs incurred in connection with the opening of tavern and casino locations.